Exhibit 10.1

REPAYMENT AGREEMENT

This REPAYMENT AGREEMENT(“Agreement”) dated July 28, 2011 is by and between SAVICORP, f/k/a SAVI MEDIA GROUP, INC., a Nevada corporation (“SAVI”),and YA GLOBAL INVESTMENTS, L.P., f/k/a Cornell Capital Partners, LP, a Cayman Islands exempt limited partnership (“YA GLOBAL”).  YA GLOBAL and SAVI together are referred to herein as the “Parties” and each, a “Party.”

RECITALS

WHEREAS, YA GLOBAL has made available to SAVI certain financial accommodations pursuant to certain documents, instruments and agreements, including those referenced on Exhibit A hereto (as such documents, instruments and agreements shall be amended, modified, supplemented and/or amended and restated from time to time, along with all documents, instruments and agreements executed in connection therewith and/or related thereto, the “Financing Documents”);

WHEREAS, SAVI has offered to pay to YA GLOBAL on or before August 3, 2011 (the “Termination Date”), and YA GLOBAL is willing to accept from SAVI, on or before the Termination Date, and subject to the terms and conditions herein, the Payoff Amount (as hereinafter defined), in full and complete satisfaction of all obligations owed by SAVI to YA GLOBAL under the Financing Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the Parties as follows:

AGREEMENTS

1.

Payment by SAVI.  On or before the Termination Date, SAVI shall (i) pay to YA GLOBAL the sum of Five Hundred and Fifty Thousand and 00/100 Dollars ($550,000.00) in good and collected funds, by wire transfer in accordance with the wire transfer instructions set forth below and (ii) deliver to YA GLOBAL a warrant (the “New Warrant”), executed by SAVI, substantially in the form attached hereto as Exhibit B (the items in clauses (i) and (ii), together, the “Payoff Amount”) and, subject to the terms and conditions herein, YA GLOBAL shall accept the Payoff Amount in full and complete satisfaction of all obligations owed by SAVI to YA GLOBAL under the Financing Documents.

Payment of all amounts referred to in this Agreement should be made to YA GLOBAL by way of a wire transfer of immediately available funds directed as follows:

Bank Name:

ABA Routing No.:

Account No.:

Contact Name:

Bank Tel. No.:

Beneficiary:

2.

YA GLOBAL Agreements.  YA GLOBAL acknowledges and agrees that on the date (the “Closing Date”) on which the Company pays to YA GLOBAL the Payoff Amount, provided the Closing Date occurs on or before the Termination Date, (a) SAVI shall be released from all of its obligations to YA GLOBAL under the Financing Documents, including, without limitation, any amounts otherwise due for principal, interest, and penalties (b) all security interests in and liens on any and all assets of SAVI granted to YA Global are hereby terminated and released, (c) to the extent any Warrant (as defined on Exhibit A hereto) has not expired, each such Warrant is hereby terminated and (d) immediately upon receipt of the Payoff Amount it shall deliver to the Company all original Debentures, Promissory Note and Warrants and stock certificate no. 5001 evidencing 4,000,000 shares of preferred stock of SAVI owned by New Creation Outreach (the “Pledged Shares”) and any and all stock powers related thereto.  To effectuate the purpose of this Agreement and the release of liens and security interests granted under the Financing Documents, YA GLOBAL agrees to execute and deliver to SAVI, at SAVI’s sole cost and expense, such instruments or documents, including, without limitation, releases, discharges, UCC termination statements, mortgage releases and similar documents, and to take such other actions, as SAVI may reasonably request.  Concurrently with the execution of this Agreement, YA GLOBAL shall deliver to SAVI’s attorneys a letter to the Escrow Agent under the Insider Pledge and Escrow Agreement in the form attached hereto as Exhibit C (“Escrow Agent Instructions”) pending delivery of the Payoff Amount.  The Escrow Agent Instructions shall be delivered to the Escrow Agent only if the Payoff Amount is delivered to YA GLOBAL and SAVI does not receive the Pledged Shares within five (5) days thereafter.

3.

Disgorged Payments.  SAVI hereby agrees that, at any time, if the Payoff Amount, or any part thereof, shall be rescinded or must otherwise be restored or returned by YA GLOBAL (the “Disgorged Payment”) for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body, or upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of SAVI, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, SAVI, or any substantial part of any of its property, or otherwise, then such Disgorged Payment shall continue to be in effect or be reinstated, as the case may be, all as though such Disgorged Payment had not been made.

REPRESENTATIONS AND WARRANTIES

4.

Representations and Warranties of SAVI.  SAVI represents and warrants to YA GLOBAL as follows:

a.

SAVI is a corporation duly organized, validly existing and in good standing under the laws of Nevada and duly authorized to conduct business in California.  SAVI has the power and authority (i) to execute and deliver this Agreement; (ii) issue the New Warrant and the shares issuable in accordance therewith (the “Warrant Shares”); and (iii) to carry out the provisions of this Agreement.

b.

All corporate action on the part of SAVI necessary for the authorization of this Agreement, the performance of all its obligations hereunder, and the authorization, sale, issuance and delivery of the New Warrant and the Warrant Shares has been taken.  This Agreement sets forth the valid and binding obligations of SAVI enforceable in accordance with the terms herein, except as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors’ rights and remedies.

c.

The New Warrant and the Warrant Shares have been duly authorized and validly reserved for issuance.  When issued in compliance with the provisions of this Agreement and SAVI’s Certificate of Incorporation, the New Warrant and the Warrant Shares, upon the exercise of the New Warrant, will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, the New Warrant and Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

5.

Representations and Warranties of YA GLOBAL.  YA GLOBAL represents and warrants to SAVI the following:

a.

YA GLOBAL, formerly known as CORNELL CAPITAL PARTNERS, L.P., is a Cayman Islands exempt limited partnership, validly existing and in good standing under the laws of its jurisdiction of organization.  YA GLOBAL has the power and authority (i) to execute and deliver this Agreement; and (ii) to carry out the provisions of this Agreement.  This Agreement sets forth YA GLOBAL’s valid and binding obligations enforceable in accordance with the terms herein, except as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors’ rights and remedies.

b.

YA GLOBAL is acquiring the New Warrant and, upon conversion of the New Warrant, YA GLOBAL will acquire the Warrant Shares then issuable, for its own account for investment purposes only, and not with a view towards distribution or resale, except pursuant to an effective registration statement or exemption under the Securities Act of 1933as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

c.

YA GLOBAL is an “accredited investor” as such term is defined under Rule 501 promulgated under Regulation D.

d.

YA GLOBAL understands that the New Warrant and the Warrant Shares issuable upon the exercise of the New Warrant are being or will be issued pursuant to an exemption from registration contained in the Securities Act, based in part upon such of YA GLOBAL’S representations contained in this Agreement.  YA GLOBAL has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the applicable New Warrant to be acquired by it under this Agreement and the Warrant Shares to be acquired by it upon the exercise of such New Warrant.  YA GLOBAL has had an opportunity to ask questions and receive answers from SAVI regarding SAVI’s business, management and financial affairs and the New Warrant and to obtain additional information (to the extent SAVI possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to YA GLOBAL or to which YA GLOBAL had access.

e.

YA GLOBAL understands that an investment in the New Warrant and/or the Warrant Shares involves a high degree of risk. YA GLOBAL further represents that by reason of its, or of its management’s, business and financial experience, YA GLOBAL has the capacity to evaluate the merits and risks of its investment in the New Warrant and the Warrant Shares and to protect its own interests in connection with the transactions contemplated in this Agreement and the New Warrant.  YA GLOBAL is not relying on any representations or warranties from SAVI, except as specifically set forth in this Agreement.

f.

YA GLOBAL understands that (i) the Warrant Shares will be “restricted securities” under the federal securities laws (e.g., the Securities Act) insofar as the Warrant Shares will be acquired from SAVI in a transaction not involving a public offering, (ii) under such laws and applicable regulations, the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances, and (iii) other than as set forth in the Warrant, SAVI has no obligation to file a registration statement under the Securities Act with respect to the shares underlying the Warrant, and SAVI has no present intention to file any such registration statement.  YA GLOBAL understands the resale limitations imposed by the Securities Act and is familiar with Rule 144 under the Securities Act, as currently in effect, and the conditions which must be met in order to resell “restricted securities.”

RELEASES

6.

Mutual Releases.  This Agreement is intended as a mutual release between SAVI, on the one hand, and YA GLOBAL, on the other hand, as follows:

a.

SAVI hereby fully releases, acquits and discharges YA GLOBAL, its investment manager and their respective predecessors, successors, subsidiaries, affiliates, current and former officers, directors, employees, independent contractors, attorneys, insurers, agents, representatives and assigns and any other associated persons or entities, whether past or present (collectively, “YA Global Releasees”), from all rights, claims, demands, actions, causes of action, obligations, liability, undertakings, or damages, which SAVI has or may have against the YA Global Releasees.

b.

YA GLOBAL hereby fully releases, acquits and discharges SAVI and its predecessors, successors, subsidiaries, affiliates, current and former officers, directors, employees, independent contractors, attorneys, insurers, agents, representatives and assigns and any other associated persons or entities, including, without limitation, His Divine Vehicle, Inc. (“HDV”) and all of its current and former officers, directors, employees, independent contractors, attorneys, insurers, agents, representatives and assigns, whether past or present (collectively, the “Savi Releasees”), from all rights, claims, demands, actions, causes of action, obligations, undertakings, liability, or damages, which YA GLOBAL has or may have against the Savi Releasees.

c.

In making the mutual releases set forth in Sections 6.a. and6.b. above (collectively, “Released Claims”), the Parties intend to release each other from any liability or obligations of any nature whatsoever for any claim of damages or injury, or for equitable or declaratory relief of any kind, arising out of or related to the Released Claims, whether the claim, or any facts on which such claim might be based, is known or unknown to the party possessing the claim.  The Parties expressly waive all rights under Section 1542 of the Civil Code of the State of California, which the Parties understand provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

d.

Each Party represents to the other that it has not sold, assigned, transferred or conveyed any of the Released Claims to any third party.

MISCELLANEOUS

7.

Attorneys’ Fees and Costs.  Each Party agrees to pay its own costs and attorneys’ fees incurred in connection with the drafting, negotiation and execution of this Agreement.  In the event of any other litigation or dispute arising from or relating to this Agreement or the New Warrant, the prevailing party shall be entitled to recover all reasonable attorneys’ fees and costs incurred by such prevailing party in connection therewith.

8.

Tax Advice.  Each Party understands there may be tax consequences to the transactions contemplated by this Agreement.  Each Party acknowledges and agrees that it has had an opportunity to seek the advice of its tax advisor.

9.

Termination.  Notwithstanding anything herein to the contrary, if the Company fails to pay to YA GLOBAL on or prior to the Termination Date the Payoff Amount, this Agreement shall be automatically void without any further action of any Party.

10.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof.

11.

Mediation.  The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall first be submitted to JAMS, or its successor, for mediation, in New York, New York, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to Paragraph 12 below.

a.

Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested.

b.

The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings. The parties agree that they will participate in the mediation in good faith and that they will share equally in its costs.

c.

All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

d.

Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or at any time following 45 days from the date of filing the written request for mediation, whichever occurs first (“Earliest Initiation Date”). The mediation may continue after the commencement of arbitration if the parties so desire.

e.

At no time prior to the Earliest Initiation Date shall either side initiate an arbitration or litigation related to this Agreement except to pursue a provisional remedy that is authorized by law or by JAMS Rules or by agreement of the parties. However, this limitation is inapplicable to a party if the other party refuses to comply with the requirements of Paragraph 3 above.

12.

Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, after complying with the mediation provisions above, shall be determined by arbitration in New York, New York before one arbitrator.

a.

The arbitrator shall be a retired judge from the Supreme Court of New York or any federal district or appellate court.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

b.

The Parties agree that they will pay all pre-hearing deposits and fees imposed by JAMS on a pro rata basis.  In the event a Party does not pay their pro rata share of the fees and expenses within thirty (30) days of the date of the related JAMS invoice, the other Party shall have the option to pay the outstanding fees and expenses, request a default be entered against the Party that did not pay their pro rata share of the fees and expenses, or request that the arbitrator enter an order of preclusion pursuant to Rule 31(b) of the JAMS Comprehensive Arbitration Rules and Procedures.  If a party opts to pay the defaulting party’s fees and expenses, then the arbitrator’s final award shall provide that the paying party shall recover the full amount of the defaulting party’s fees and expenses, plus interest at the highest legal rate permitted under New York law, regardless of the outcome of the arbitration.

c.

Each of the Parties consents to the jurisdiction of the federal and state courts sitting in New York County, New York for purposes of enforcing the provisions set forth in paragraphs 11 and 12, above.  The Parties hereby waive, to the maximum extent permitted by law, any objections, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

13.

Integration.  This Agreement, and all ancillary documents and exhibits hereto, contains the entire agreement of the Parties and supersedes any prior written or oral agreements between them concerning the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, between the Parties hereto relating to the subject matter contained in this Agreement which are not fully expressed herein.  The provisions of this Agreement may be waived, altered, modified, amended, or repealed, in whole or in part, only upon the written consent of all Parties to this Agreement.

14.

Severability.  In the event that any term, covenant, condition or provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or against public policy, the remaining provisions shall remain in full force and effect.

15.

Waiver.   The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered as a waiver by such party of any other covenant, condition or promise (or the enforcement for subsequent breaches or failures of the same).  The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing remedies or insisting upon full performance for the same or similar breaches or failures.

16.

Ambiguities.  This Agreement is the result of arms-length bargaining between the Parties.  All Parties participating in the drafting of this Agreement have been represented by counsel (or had the opportunity to do so), and shall be considered the drafters of this Agreement. No ambiguity present herein shall be construed in favor of or against any Party but shall be construed in such a manner as to give deference to the express intent of the Parties.

17.

Counterparts.  This Agreement may be executed in multiple identical counterparts, each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement.  This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

18.

Successors and Assigns.  This Agreement shall be binding and inure to the benefit of the Parties and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

SAVICORP (f/k/a SAVI MEDIA GROUP, INC.)

a Nevada corporation

By: _____________________________

Serge Monros, Chief Executive Officer

YA GLOBAL INVESTMENTS, L.P. (f/k/a CORNELL CAPITAL PARTNERS, L.P.)

a Cayman Islands exempt limited partnership

By:  Yorkville Advisors, LLC

Its:  Investment Manager

By:_____________________________

Name:__________________________

Title:___________________________

EXHIBIT A

FINANCING DOCUMENTS

1.

Amended and Restated Securities Purchase Agreement dated as of August 17, 2006 by and among SAVI and the Buyers listed on the Schedule of Buyers thereto, including, without limitation, YA GLOBAL;

2.

Secured Convertible Debenture (SVMI-1) issued by SAVI to YA GLOBAL on July 10, 2006 (as may be amended, modified, supplemented and/or amended and restated from time to time, “Debenture No. SVMI-1”) in the original principal amount of one million six hundred seventy thousand dollars ($1,670,000.00);

3.

Secured Convertible Debenture (SVMI-2) issued by SAVI to YA GLOBAL on August 17, 2006 (as may be amended, modified, supplemented and/or amended and restated from time to time, “Debenture No. SVMI-2”) in the original principal amount of two hundred thousand dollars ($200,000.00);

4.

Secured Convertible Debenture (SVMI-3) issued by SAVI to YA GLOBAL on September 1, 2006 (as may be amended, modified, supplemented and/or amended and restated from time to time, “Debenture No. SVMI-3” and, collectively with Debenture No. SVMI-1 and Debenture No. SVMI-2, the “Debentures”) in the original principal amount of six hundred thousand dollars ($600,000.00);

5.

Agreement dated April 2, 2007 by and among SAVI, YA GLOBAL and DS Enterprises, Inc.;

6.

Promissory Note dated April 2, 2007 (as may be amended, modified, supplemented and/or amended and restated from time to time, the “Promissory Note”) made by SAVI in favor of YA GLOBAL in the original principal amount of fifteen thousand dollars ($15,000.00);

7.

Pledge and Escrow Agreement dated July 10, 2006 by and between the Company and YA Global;

8.

Insider Pledge & Escrow Agreement dated July 10, 2006 by and among New Creation Outreach, SAVI, the escrow agent named therein, and YA Global;

9.

Security Agreement dated July 10, 2006 by and between SAVI and YA Global;

10.

Investor Registration Rights Agreement dated July 10, 2006 and as amended on August 17, 2006 by and between SAVI and YA GLOBAL;

11.

Warrant No. SVMI-001 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 001”);

12.

Warrant No. SVMI-002 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 002”);

13.

Warrant No. SVMI-003 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 003”);

14.

Warrant No. SVMI-004 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 004”);

15.

Warrant No. SVMI-005 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 005”);

16.

Warrant No. SVMI-006 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 006”);

17.

Warrant No. SVMI-007 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 007”);

18.

Warrant No. SVMI-008 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 008”);

A-1

19.

Warrant No. SVMI-009 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 009”);

20.

Warrant No. SVMI-010 issued July 10, 2006 by SAVI to YA GLOBAL (as may be amended, modified, supplemented and/or amended and restated from time to time, “Warrant 010” and, collectively with Warrant No.SVMI-001, Warrant No.SVMI-002Warrant No.SVMI-003, Warrant No.SVMI-004,Warrant No.SVMI-005,Warrant No.SVMI-006,Warrant No.SVMI-007Warrant No.SVMI-008and Warrant No.SVMI-009, collectively, the “Warrants”); and

21.

letters dated February 7, 2007, June 1, 2010 and February 16, 2011 by YA GLOBAL to SAVI pursuant to which, among other things, YA GLOBAL advised SAVI that certain events of default have occurred and are continuing and demanded immediate payment of all amounts outstanding.

A-2

EXHIBIT B

FORM OF NEW WARRANT

B-1

EXHIBIT C

ESCROW AGENT INSTRUCTIONS

You are hereby informed that the security interests of YA Global Investments, LP’s (f/k/a Cornell Capital Partners LP)(“YA Global”) under the Insider Pledge and Escrow Agreement dated July 10, 2006 by and among YA Global, New Creation Outreach, Savi Corp, and David Gonzalez is terminated. The underlying obligations are deemed satisfied in full.  Accordingly, Escrow Agent is hereby instructed to immediately release to SaviCorp stock certificate no. 5001 representing 4,000,000 shares of Series A Preferred Stock in SaviCorp, duly executed stock powers or other transfer documents previously delivered to Escrow Agent, and any other items constituting Pledged Materials (as defined in the agreement).

C-1